EXHIBIT INDEX

99.1 Company Press Release August 24, 2000, titled "Stewart & Stevenson Reports Second Quarter Results."

------------------

Exhibit 99.1
                                   Client: Stewart & Stevenson Services, Inc.

                                   Contact:  John Doster, CFO
                                   Stewart & Stevenson Services, Inc.
                                   713-868-7602

                                   Ken Dennard / kdennard@easterly.com
                                   Lisa Elliott / lisae@easterly.com
                                   Easterly Investor Relations
                                   713-529-6600

                          STEWART & STEVENSON SERVICES
                         REPORTS SECOND QUARTER RESULTS
                     SECOND QUARTER REVENUES UP 32 PERCENT
                       NET EARNINGS INCREASE 159 PERCENT
                     DILUTED EPS GROWS 145 PERCENT TO $0.27

     HOUSTON - AUGUST 24, 2000 - Stewart & Stevenson Services, Inc. (NASDAQ:SSSS), a leading manufacturer and distributor of industrial and energy related equipment, announced today that sales for the second fiscal quarter ended July 29, 2000 grew 32 percent to $265.1 million compared to sales of $200.6 million for the second quarter of 1999. Net earnings for the second quarter of 2000 increased 159 percent to $7.8 million, or $0.27 per diluted share, compared to net earnings of $3.0 million, or $0.11 per share, in the second quarter of 1999.

     Sales for the first six months of 2000 grew 35 percent to $524.3 million versus $389.6 million for the first six months of 1999. First half net earnings tripled to $15.3 million, or $0.54 per diluted share, compared to $5.1 million, or $0.18 per share, in last year's first half.

     Michael L. Grimes, President and Chief Executive Officer, stated: "We are very pleased with the growth we achieved during the second quarter, which is our sixth consecutive quarter of improved earnings. We have dramatically improved our balance sheet which enhances our future business options. Recent organization changes have resulted in further identification of business process improvement opportunities, as evidenced by further rationalization of the Airline Products product line and revisions to bid and proposal activity in the newly established power generation business. We continue to focus on five key initiatives to: (1) strengthen business leadership, (2) improve cash flow management, (3) enhance supply chain productivity, (4) revitalize business growth, and (5) implement a new enterprise-wide information system. We are counting on these initiatives to continue to drive earnings improvements."

     SEGMENT DATA

     The Tactical Vehicle Systems segment, which manufactures and services transportation systems for the U.S. Army and others, recorded sales of $55.7 million, compared to $78.7 million in the first quarter of 2000 and $5.8 million for the second quarter of 1999. The U.S. Army's most recent delivery schedule shifted some truck deliveries from the second quarter to the fourth quarter of fiscal 2000. Operating profit for the second quarter of 2000 amounted to $14.3 million, compared to $14.6 million in the first quarter and $2.0 million a year ago, and included a $3.1 million recovery from a canceled Australian contract and a $1.0 million favorable adjustment for lower than expected overhead costs and additional billing recoveries.

     The Petroleum Equipment segment manufactures and services equipment for oil and gas exploration, production and well stimulation industries. Sales for this segment totaled $18.1 million for the second quarter, compared to $14.9 million in the first quarter and $23.6 million for the second quarter of 1999. Operating profit for Petroleum Equipment totaled $0.4 million, compared to a $0.7 million loss in the first quarter and a $1.7 million profit a year ago. The order backlog for petroleum equipment, which now exceeds $55 million, has increased substantially during the first half and is expected to drive future earnings improvement in this segment.

     The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded second quarter sales of $154.1 million, compared to $127.1 million in the first quarter and $144.9 million for the second quarter of 1999. Operating profit for the Power Products segment totaled $3.2 million for the quarter compared to a $0.8 million loss in the first quarter and a $7.7 million profit a year ago. Second quarter results were adversely impacted by $2.1 million lower than expected profit margins on orders in the newly established power generation business and a $2.5 million increase in reserves primarily for inventories. The first quarter included special charges totaling $6.4 million, principally in connection with a potentially uncollectible account and note receivable.

     The Airline Products segment, which manufactures airline ground support products and mobile railcar movers, recorded sales of $28.3 million in the second quarter, equal to the first quarter sales and 20 percent above last year's second quarter results of $23.6 million. The $4.3 million operating loss for the quarter included $4.3 million in inventory write downs, principally associated with a decision to make changes in the existing product portfolio. These actions are being taken by the new S&S Tug management leadership team, which was assembled earlier this year, after completing an assessment of current and future product planning requirements. This segment reported breakeven results in the first quarter of fiscal 2000 and a $0.8 million loss for the second quarter of fiscal 1999.

     Other business activities not identified in a specific segment include predominantly gas compression equipment sales or leases. Sales in the second quarter totaled $8.9 million, compared to $10.2 million in the first quarter and $2.7 million for the second quarter of 1999. Operating profit for the second quarter totaled $3.3 million and included a $5.6 million gain on sale of the gas compression leasing business. Operating losses for the first quarter of 2000 and second quarter of 1999 were $0.6 million and $0.4 million, respectively.

     Cash balances and equivalents at the end of the second quarter totaled $61.9 million, an increase of $46.5 million which included $44.6 million in cash proceeds from the sale of the gas compression rental business. Net cash provided by operating activities totaled $14.0 million in the second quarter and $39.5 million for the first half.

     Management's 11:00AM EDT conference call discussing today's release will be webcast live on Stewart & Stevenson Services' website at www.ssss.com.

         Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures and distributes a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine and transportation.

This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; and the risk of cancellation or adjustment of specific orders and termination of significant government programs. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

                               -TABLES TO FOLLOW -


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

                                                                STEWART & STEVENSON SERVICES, INC.
                                                           CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                                                               (In thousands, except per share data)

                                                               SIX MONTHS ENDED                           THREE MONTHS ENDED
                                                       --------------------------------------       ----------------------------
                                                         JULY 29, 2000       JULY 31, 1999        JULY 29, 2000    JULY 31, 1999
                                                         -------------       -------------        -------------    -------------
                                                                  (Unaudited)                                 (Unaudited)
Sales                                                   $ 524,272           $ 389,551                  $ 265,065          $ 200,640
Cost of sales                                             441,367             328,410                    228,050            169,360
                                                        --------------     -------------              -------------    -------------

Gross profit                                               82,905              61,141                     37,015             31,280

Selling and administrative expenses                        59,483              50,265                     23,392             24,774
Interest expense                                            4,356               6,710                      2,047              3,259
Other income, net                                          (5,225)             (3,439)                      (791)            (1,244)
                                                        --------------     -------------              -------------    -------------
                                                           58,614              53,536                     24,648             26,789
                                                        --------------     -------------              -------------    -------------

Earnings before income taxes                               24,291               7,605                     12,367              4,491
Income tax expense                                          9,014               2,816                      4,588              1,663
                                                       --------------      -----------                -------------    -------------
Earnings of consolidated companies                         15,277               4,789                      7,779              2,828
Equity in net earnings of unconsolidated affiliates             -                 334                          -                175
                                                       --------------      -----------                -------------    -------------
Net earnings                                            $  15,277           $   5,123                   $  7,779           $  3,003
                                                       ==============      ===========                =============    =============


Weighted average shares outstanding:
   Basic                                                   28,005              27,986                     28,013             27,989
   Diluted                                                 28,175              28,010                     28,299             28,086

Earnings per share:
  Basic                                                  $   0.55            $   0.18                   $   0.28           $   0.11
  Diluted                                                $   0.54            $   0.18                   $   0.27           $   0.11

Cash dividends per share                                 $  0.170            $  0.170                   $  0.085           $  0.085

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

                                                                STEWART & STEVENSON SERVICES, INC.
                                                                     SEGMENT INFORMATION
                                                                         (In thousands)

                                                    SIX MONTHS ENDED                    THREE MONTHS ENDED
                                          ------------------------------------   ---------------------------------
                                            JULY 29, 2000      JULY 31, 1999     JULY 29, 2000      JULY 31, 1999
                                          ----------------    ---------------     -------------      -------------
                                                     (Unaudited)                          (Unaudited)
SALES
  Power Products                          $ 281,231         $ 266,197         $ 154,140          $ 144,909
  Tactical Vehicle Systems                  134,325            12,033            55,652              5,818
  Petroleum Equipment                        33,058            52,112            18,131             23,648
  Airline Products                           56,523            45,837            28,252             23,585
  Other Business Activities                  19,135            13,372             8,890              2,680
                                          -------------    -------------     -------------      -------------
    Total                                 $ 524,272         $ 389,551         $ 265,065          $ 200,640
                                          =============    =============     =============      =============

OPERATING PROFIT (LOSS)
  Power Products                         $    2,417         $  10,791         $   3,233           $  7,701
  Tactical Vehicle Systems                   28,957             3,143            14,321              2,037
  Petroleum Equipment                          (269)            3,649               404              1,691
  Airline Products                           (4,337)             (761)           (4,341)              (765)
  Other Business Activities                   2,632               400             3,266               (432)
                                          -------------    -------------     -------------     -------------
    Total                                    29,400            17,222            16,883             10,232

Corporate expense, net                       (5,345)           (2,936)           (2,869)            (2,484)

Non-operating interest income                 4,592                29               400                  2
Interest expense                             (4,356)           (6,710)           (2,047)            (3,259)
                                          -------------     -------------    -------------      -------------
Earnings from continuing
  operations before income taxes          $  24,291          $  7,605         $  12,367            $ 4,491
                                          =============    =============     =============      =============

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
                                        STEWART & STEVENSON SERVICES, INC.
                             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                                                  (In thousands)


                                                                        JULY 29, 2000      JANUARY 31, 2000
ASSETS                                                                   (Unaudited)
CURRENT ASSETS
   Cash and cash equivalents                                            $  61,901            $ 11,715
   Accounts and notes receivable, net                                     217,977             242,625
   Recoverable costs and accrued profits not yet billed                    12,887               8,151
   Income tax receivable                                                   14,823              26,255
   Deferred Tax Asset                                                      10,469               9,076
   Inventories:
      Power Products                                                      138,035             150,844
      Petroleum Equipment                                                  26,096              30,151
      Airline Products                                                     28,636              26,029
      Other Business Activities                                             8,696              33,762
      Excess of current cost over LIFO values                             (49,746)            (49,839)
                                                                       -------------        -------------
                                                                          151,717             190,947
                                                                       -------------        -------------
      TOTAL CURRENT ASSETS                                                469,776             488,769
PROPERTY, PLANT AND EQUIPMENT                                             280,585             290,355
   Allowances for depreciation and amortization                          (168,431)           (160,821)
                                                                       -------------        -------------
                                                                          112,154             129,534
DEFERRED INCOME TAX ASSET                                                     128                 166
INVESTMENTS AND OTHER ASSETS                                               23,097              23,881
                                                                       -------------       -------------
                                                                        $ 605,155          $  642,350
                                                                       =============       =============

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable                                                        $  14,545          $   25,269
   Accounts payable                                                        52,331              90,163
   Accrued payrolls and incentives                                         14,369              18,701
   Current income taxes                                                     3,345               3,257
   Current portion of long-term debt                                       29,014               8,955
   Other current liabilities                                               72,221              65,903
                                                                       -------------       -------------
      TOTAL CURRENT LIABILITIES                                           185,825             212,248
                                                                       -------------       -------------
COMMITMENTS AND CONTINGENCIES
LONG-TERM DEBT                                                             58,043              78,281
DEFERRED INCOME TAXES                                                         166                 958
ACCRUED POSTRETIREMENT BENEFITS                                            13,366              12,748
DEFERRED COMPENSATION                                                       2,154               2,436
OTHER LONG-TERM LIABILITIES                                                     -                 600
                                                                       -------------       -------------
    TOTAL LIABILITIES                                                     259,554             307,271
                                                                       -------------       -------------
SHAREHOLDERS' EQUITY
  Common Stock, without par value, 100,000,000 shares
  authorized; 27,992,203 and 28,026,440 shares issued at
  July 29, 2000 and January 31, 2000, respectively                         47,727              47,722
   Retained earnings                                                      297,874             287,357
                                                                       -------------       -------------
      TOTAL SHAREHOLDERS' EQUITY                                          345,601             335,079
                                                                       -------------       -------------
                                                                        $ 605,155         $   642,350
                                                                       =============       =============
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


                                                     STEWART & & STEVENSON SERVICES, INC.
                                                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                                              (In thousands)

                                                 -------------------------------------------------------------------------------
                                                                       SIX MONTHS ENDED                THREE MONTHS ENDED
                                                 -------------------------------------------------------------------------------
                                                                   JULY 29, 2000   JULY 31, 1999   JULY 29, 2000   JULY 31, 1999
                                                                    -------------  -------------   -------------   -------------
(UNAUDITED)                                 (UNAUDITED)
OPERATING ACTIVITIES
   Net earnings from continuing operations                          $  15,277      $   5,123       $  7,779         $   3,003
   Adjustments to reconcile net earnings to net
     cash provided by (used in) operating activities:
       Accrued postretirement benefits                                    618            716            370               207
       Depreciation and amortization                                   11,025         10,826          5,493             5,623
       Deferred income taxes, net                                        (754)          (171)          (790)             (134)
       Gain on sale of business assets                                 (5,649)             -         (5,649)                -
       Change in operating assets and liabilities net of the effect of acquisition, divestiture and discontinued operations:
          Accounts and notes receivable, net                           36,946        (20,548)        (8,018)           (7,066)
          Recoverable costs and accrued profits not yet billed         (4,736)        64,250          1,247            34,241
          Inventories                                                  15,958          9,711         28,272            16,525
          Accounts payable                                            (37,832)       (26,152)       (27,803)           11,257
          Accrued payrolls and incentive                               (4,332)        (3,305)            89             4,539
          Current income taxes, net                                    10,127         13,932          5,836            12,938
          Other current liabilities                                     7,219         (3,530)        10,058            (2,701)
          Other--principally long-term assets and liabilities          (4,374)        (5,851)        (2,905)           (5,032)
                                                                      -------------  -------------  -------------   -------------
   NET CASH PROVIDED BY OPERATING ACTIVITIES                           39,493         45,001         13,979            73,400
                                                                      -------------  -------------  -------------   -------------
INVESTING ACTIVITIES
   Expenditures for property, plant and equipment                     (20,558)       (16,685)       (10,279)           (8,864)
   Proceeds from sale of business assets                               44,622              -         44,622                 -
   Disposal of property, plant and equipment, net                       2,288          7,953          2,165             6,286
                                                                     -------------  -------------   -------------   -------------
   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                 26,352         (8,732)        36,508            (2,578)
                                                                     -------------  -------------   -------------   -------------
FINANCING ACTIVITIES
   Additions to long-term borrowings                                   20,047         16,234              -                 -
   Payments on long-term borrowings                                   (20,226)       (66,601)          (197)          (66,268)
   Net short-term borrowings (payments)                               (10,724)         8,078         (1,234)           (1,646)
   Dividends paid                                                      (4,761)        (4,758)        (2,382)           (2,379)
   Repurchase of common stock                                               -              -              -                 -

   Exercise of stock options                                                5              -           (217                 -
                                                                      -------------  -------------  -------------   -------------
   NET CASH USED IN FINANCING ACTIVITIES                              (15,659)       (47,047)        (4,030)          (70,293)
                                                                      -------------  -------------  -------------   -------------

(Decrease) increase in cash and cash equivalents                       50,186        (10,778)        46,457               529
Cash and cash equivalents, beginning of period                         11,715         12,959         15,444             1,652
                                                                      -------------  -------------  -------------   -------------
Cash and cash equivalents, end of period                            $  61,901      $   2,181      $  61,901         $   2,181
                                                                      =============  =============  =============   =============

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